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                                                                EXHIBIT 10.2(b)


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
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APPROVED BY:  BRAD RICHARDS - 269181   COMMERCIAL BANKING CENTER
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Dept./Br. # A664      Acct. # 7938640665        Comm. # 0000018   Note # 00000133        Class
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NAME SCHUFF STEEL COMPANY, an Arizona corporation Loan $6,500,000.00
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Rate *                                                      Interest From        Renewal of Note 26
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Collateral S/A - Inventory, Receivables, RTP DTD 9/14/94 & S/A - Equipment DTD 9/15/94
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* Bank One, Arizona NA, Prime Rate Plus .25% to move with Prime

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                              BANK ONE, ARIZONA, NA
                          REVOLVING LINE OF CREDIT NOTE
                                (VARIABLE RATE)

Phoenix, Arizona                                                 June 30, 1995


         FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay on or before June 30, 1997 to BANK ONE, ARIZONA, NA, ("Bank"), or order, the aggregate principal amount outstanding on Borrower's revolving line of credit as shown on Bank's records which shall at all times be conclusive and govern, with interest payable monthly on the unpaid balance outstanding from time to time at an annual rate equal to one quarter* percent (0.250%) more than the "prime rate" of interest charged by Bank One, Arizona, NA, as such rate shall change from time to time during the term hereof. Interest is to be charged on a daily basis for the actual number of days the principal is outstanding from the date of disbursement to date of maturity. The rate of interest agreed to shall include the interest rate as shown above, in accordance with the terms of this note, plus any compensating balance requirement and any additional charges, costs and fees incident to this loan to the extent they are deemed to be interest under applicable Arizona law. It is expressly agreed by Borrower that the maximum outstanding principal at any one time on this note shall not exceed the amount of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($6,500,000.00), and the amount outstanding on this note at any specific time shall be the total amount advanced hereunder by Bank less the amount of principal payments made hereon from time to time by Borrower. All amounts payable hereunder shall be paid in lawful money of the United States. Should the rate of interest as calculated under this note exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest allowed by applicable law.

         Principal and interest shall be payable at the Commercial Banking Center office of Bank One, Arizona, NA in Phoenix, Arizona, or at such other place as the holder hereof may designate. At Bank's option, any payments may be applied first to accrued interest and then to principal. All past-due payments of principal or interest shall bear interest from their due date until paid at a rate of interest 2% per annum higher than the interest rate specified above or 12% per annum, whichever is higher, payable on demand.

         This note shall become immediately due and payable at the option of the holder hereof without presentment or demand or any notice to Borrower or any other person obligated hereon, upon default in the payment of any of the principal hereof or any interest thereon when due, or in payment under any other agreement between Borrower and Bank, or if any event occurs or condition exists which authorizes the acceleration of the maturity hereof under any security agreement, mortgage, deed of trust or other agreement made by Borrower in favor of Bank. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

*See Addendum attached hereto


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         In the event any holder hereof utilizes the services of an attorney in attempting to collect the amounts due hereunder or to enforce the terms hereof or of any agreements related to this indebtedness, or if any holder hereof becomes party plaintiff or defendant in any legal proceeding in relation to the property described in any instrument securing this note or for the recovery or protection of the indebtedness evidenced hereby, Borrower, its successors and assigns, shall repay to such holder hereof, on demand, all costs and expenses so incurred, including reasonable attorneys' fees, including those costs, expenses and attorneys' fees incurred after the filing by or against the Borrower of any proceeding under any chapter of the Bankruptcy Act, or similar federal or state statute, and whether incurred in connection with the involvement of any holder hereof as creditor in such proceedings or otherwise.

         Borrower and all sureties, endorsers and guarantors of this note waive demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this note or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this note by any of them, to first institute suit or exhaust its remedies against any maker or others liable herefor, and consent to any extension or postponement of time of payment of this note or any other indulgence with respect hereto without notice thereof to any of them.

         Bank and Borrower will establish specific instructions and procedures by which draws against said credit will be presented for disbursement, but nothing contained herein shall create a duty on the part of Bank to make said disbursement if Borrower is in default.

SCHUFF STEEL COMPANY, an Arizona corporation
POST OFFICE BOX 39670
PHOENIX, AZ 85069

                          SEE ATTACHED ADDENDUM FOR SIGNATURES
                          DAVID A. SCHUFF, CHAIRMAN


   Dept./BP #A664    Acct #7938640665    Comm #0000018    Note #00000133 Class
   Name SCHUFF STEEL COMPANY, an Arizona corporation   Loan $6,500,000.00
   Rate *   Interest from                   Renewal of Note 26
   * BANK ONE, ARIZONA, NA, PRIME RATE PLUS .25% TO MOVE WITH PRIME



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ADDENDUM TO REVOLVING LINE OF CREDIT NOTE, DATED JUNE 30, 1995, 1995 ("ORIGINAL
         NOTE"), BETWEEN SCHUFF STEEL COMPANY , AN ARIZONA CORPORATION ("BORROWER") AND BANK ONE, ARIZONA, NA, A NATIONAL BANKING ASSOCIATION ("BANK"),IN THE ORIGINAL PRINCIPAL AMOUNT OF $ 6,500,000.00.

         This Addendum is hereby incorporated into the Original Note as if fully set forth therein. This Addendum and the Original Note shall be read together as a consistent agreement. To the extent of any necessary inconsistency between the two, however, the terms and provisions of this Addendum shall control. The integrated agreement of the Original Note and this Addendum is herein called the Note.

SECTION 1.  RECITALS.

         1.1 In the Revolving Line of Credit Loan Agreement, dated JUNE 30, 1995 ("LOAN AGREEMENT"), between Borrower and Bank, Bank has agreed to extend to Borrower credit up to $ 6,500,000.00. Borrower may obtain advances (individually an "ADVANCE" and collectively the "ADVANCES") as provided in the Loan Agreement.

         1.2 Interest on Advances, as provided in the Note, is at the rate per annum ("VARIABLE RATE") equal to sum of (i) one quarter percent (0.25%) and (ii) the rate per annum most recently publicly announced by Bank, or its successors, in Phoenix, Arizona, as its "prime rate", as in effect from time to time. The Variable Rate will change on each day that the "prime rate" changes. The "prime rate" is not necessarily the best or lowest rate offered by Bank, and Bank may lend to its customers at rates that are at, above, or below its "prime rate".

         1.3 The purpose of this Addendum is to provide for some or all Advances to bear interest at a fixed rate at the election of Borrower, all as more specifically provided in this Addendum.

SECTION 2  DEFINITIONS.  As used in the Note:

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona, and, with respect to a Fixed Rate Loan, a day on which dealings are carried on in the London interbank market.

         "FIXED RATE" means the rate per annum equal to the sum of (i) two and one-half percent (2.50%) per annum, and (ii) the rate of interest determined by Bank, based on Telerate System reports (Page 3807) or such other source as may be selected by Bank, to be the rate at which deposits in United States dollars are offered by major banks in London, England, to other major banks in the London interbank market at 11:00 a.m. (London, England, local time) on the first day of the Interest Period for the period in the London interbank market equal to or next greater than the Interest Period.

         "FIXED RATE LOAN" means a Loan that bears or is requested to bear interest at the Fixed Rate.

         "INTEREST PERIOD" means, for each Fixed Rate Loan, the period commencing on the date selected by Borrower and ending on the last day of the period selected by Borrower as provided herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower as provided herein. The duration of each Interest Period shall be thirty (30), sixty (60), or ninety (90) days, as selected by Borrower as provided herein, provided, however, that:

         (a) Interest Periods commencing on the same date shall be of the same duration;

         (b) Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of the Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if the extension would cause the last day of the Interest Period to occur in the next following calendar month, the last day of the Interest Period shall occur on the next preceding Business Day;

         (c) No Interest Period shall extend beyond the Maturity Date; and

         (d) As to a Fixed Rate Loan less than $1,000,000, the Interest Period must start on a Business Day that is one of the last five (5) days of a calendar month.


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         "LOAN" means a Fixed Rate Loan or a Variable Rate Loan.

         "MATURITY DATE" means June 30, 1996.

         "VARIABLE RATE LOAN" means a Loan that bears or that is requested to bear interest at the Variable Rate.

SECTION 3  INTEREST RATE.

         3.1 Except to the extent that unpaid Advances bear interest at the Fixed Rate, interest shall accrue on unpaid Advances at the Variable Rate.

         3.2 In connection with any Advance, Borrower may elect on any Business Day, upon notice that is received by Bank not later than 12:00 p.m. (Phoenix, Arizona, local time) on such Business Day, that such Advance shall be a Fixed Rate Loan (defined below). Each such notice shall specify (i) the date of such Advance, (ii) the amount of such Advance, and (iii) the Interest Period . In addition, Borrower may on any Business Day, upon notice that is received by Bank not later than 12:00 p.m. (Phoenix, Arizona local time) on such Business Day, convert any amount previously advanced under the Loan Agreement from one type of Loan into the other type of Loan or continue a Fixed Rate Loan as a Fixed Rate Loan for a new Interest Period, provided, that Borrower may make an election to convert a Fixed Rate Loan to a Variable Rate Loan or to continue a Fixed Rate Loan as a Fixed Rate Loan only on the last day of the Interest Period. Each such notice of conversion or continuation shall specify (i) the date of such conversion or continuation, (ii) the amount to be converted or continued, and
(iii) if applicable, the Interest Period. Any Advance not complying with the foregoing requirements for an Advance bearing interest at the Fixed Rate shall bear interest at the Variable Rate. Any Fixed Rate Loan not continued as a Fixed Rate Loan in compliance with the foregoing requirements shall, after the end of the Interest Period, bear interest at the Variable Rate, whether or not Borrower has elected to convert the Fixed Rate Loan to a Variable Rate Loan.

         3.3 Each Fixed Rate Loan shall bear interest, during the Interest Period for such Fixed Rate Loan, at the Fixed Rate.

         3.4 Interest at the Variable Rate shall be computed on the basis of a 365 day year and accrue on a daily basis for the actual number of days elapsed. Interest at the Fixed Rate shall be computed on the basis of a 360 day year and shall accrue on a daily basis for the actual number of days elapsed.

         3.5 Notwithstanding any provision of the Loan Agreement to the contrary:

             3.5.1 Bank shall be entitled to fund and maintain its funding of all or any part of any Fixed Rate Loan in any manner it sees fit.

             3.5.2 If prior to the commencement of any Interest Period, Bank determines by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Fixed Rate for such Interest Period in the manner provided in the definition of "Fixed Rate", then Bank shall promptly give notice thereof to Borrower and the respective amount as to which Borrower has requested the Fixed Rate shall bear interest at the Variable Rate.

             3.5.3 A Fixed Rate Loan must be in a minimum amount of $500,000. If at any time a Fixed Rate Loan becomes less than $500,000, Bank, at its option, may convert the Fixed Rate Loan to a Variable Rate Loan.

SECTION 4. PREPAYMENT AND CONVERSION PREMIUM. Borrower may prepay the outstanding principal balance hereof, in whole or in part, at any time prior to the Maturity Date. With any such prepayment of a Fixed Rate Loan or with a conversion election of a Fixed Rate Loan to a Variable Rate Loan, in either case other than on the last Business Day of the Interest Period for such Fixed Rate Loan ("INTEREST PERIOD TERMINATION DATE") (whether made voluntarily or involuntarily as a result of an acceleration of the Maturity Date or otherwise), Borrower shall also pay (a) all accrued and unpaid interest on the principal being prepaid, (b) all Other Amounts then due, and (c) a prepayment premium, if any, equal to the product of (i) the Average Lost Monthly Interest Income and
(ii) the number of months from the date of prepayment to the Interest Period Termination Date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one-half of the number of months in (ii) above. At the option of Bank, in its absolute and sole discretion, any prepayment shall be applied to installments coming due under the
Note in the inverse order of their due dates.


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         As used in this SECTION 4:

         "AVERAGE LOST MONTHLY INTEREST INCOME" means the amount determined by dividing (i) the product of the Average Principal and the Lost Rate, by (ii) 12, where:

         "AVERAGE PRINCIPAL" means the amount equal to either (i) one half the sum of (A) the amount of principal being prepaid and (B) the amount of principal that is scheduled to be due on the Interest Period Termination Date ("BALLOON AMOUNT"), or (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount; and

         "LOST RATE" means the rate per annum equal to the percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Interest Period Termination Date ("TREASURY OBLIGATIONS") determined as of the first day of the respective Interest Period exceeds (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "DISCOUNT RATE" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "OTHER AMOUNTS" means all amounts payable by Borrower to Bank under this Note and all other documents related to any indebtedness of Borrower to Bank.

The maturity date and yield to maturity of Treasury Obligations shall be determined by Bank, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

         IN WITNESS WHEREOF, this Addendum is executed and appended to the Original Note as of the date thereof.

DATED JUNE 30, 1995

SCHUFF STEEL COMPANY
an Arizona corporation



By:_______________________________

Name: SCOTT A. SCHUFF
     ___________________

Title: PRESIDENT
      _______________








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